Strategic American Oil to Host Shareholder Call on Thursday, May 12, 2011 at 4:10 p.m. EST
(3:10 p.m. CST) to Discuss Corporate Updates

CORPUS CHRISTI, Texas - May 10, 2011 -- Strategic American Oil Corporation has announced that it will host a shareholder conference call on Thursday, May 12, 2011 at 4:10 p.m. EST (3:10 p.m. CST) to discuss corporate updates. The call will begin with a 15-minute presentation followed by a Q&A session.

Jeremy Driver, CEO, will discuss the recent acquisition of a private Texas oil and gas company named Galveston Bay Energy, LLC which owns interests in, and operates, producing oil and natural gas properties and related facilities in five fields located in Galveston Bay, Texas. During the update call, Mr. Driver will explain how this acquisition is immediately accretive to cash flow, production, and reserves on a per share basis.

Participation in the call is open to all interested parties. Participants may use the following phone numbers to take part in the call.

Within the U.S. and Canada dial (Toll Free): 877-407-0782.

International participants can dial: 201-689-8567.

A live webcast will also be available at: http://www.investorcalendar.com/IC/CEPage.asp?ID=164456.

A replay will be made available. To access the replay, visit www.strategicamericanoil.com.

A full set of financial statements will be available at www.sec.gov.

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois.  The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

Corporate Offices:
600 Leopard Street, Suite 2015
Corpus Christi, Texas 78401
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy, 847-945-2222
www.InvestorAwareness.com

Safe Harbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws.  These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.  Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage.  Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.